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                                                                   EXHIBIT 10.16




                        ADMINISTRATIVE SERVICES AGREEMENT

         This Administrative Services Agreement (this "Agreement") is made as of September 30, 2003 (the "Effective Date") by and among Kemper Employers Insurance Company, an Illinois domiciled insurance company (the "Company"), and Lumbermens Mutual Casualty Company, an Illinois domiciled mutual insurance company (the "Provider").


                                     RECITAL

A. Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement (as amended, the "Purchase Agreement"), dated as of July 14, 2003, by and among Kemper Employers Group, Inc., the Provider, Eagle Pacific Insurance Company ("EPIC"), Pacific Eagle Insurance Company ("PEIC") and Insurance Holdings, Inc. ("Holdings"), Holdings acquired, inter alia, the stock of EPIC and PEIC.

B. The Company would like to receive, and the Provider is willing to provide, directly or through one or more of its Affiliates, certain services in accordance with the terms hereof.


                                    AGREEMENT

         In consideration of the mutual undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Provider and the Company agree as follows:

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION.

         1.1 Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1, and shall be equally applicable to both the singular and plural forms.

         "Action" shall mean any action, claim, suit, arbitration, inquiry, subpoena, discovery request, proceeding or investigation by or before any Governmental Authority.

         "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

         "Expenses" means any and all costs and expenses incurred in connection with investigating, defending or asserting any Actions, threatened Actions, demands, assessments, judgments, settlements and compromises incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable



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fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

         "Governmental Authority" shall mean any federal, state, local, municipal, county, foreign or other governmental, quasi-governmental, administrative or regulatory authority, body, agency, court, tribunal, commission or other similar governmental entity (including any branch, department, agency or political subdivision thereof) or any self-regulating body of similar standing.

         "Intellectual Property" shall means databases, computer software programs, Internet applications, Internet domain names, object code and source code (and related documentation), copyrights, patents, trademarks, trade names, service marks, trade secrets and inventions and all other intellectual property (and all registrations and applications with respect thereto).

         "Loss" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, fees, expenses, deficiencies, claims or other charges.

         "Notice" shall mean notice given in accordance with Section 12.1 hereof.

         "Person" shall mean an individual, corporation, insurance company, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Authority.

         "Service" shall mean each service generally described in Schedule A hereto, as such Schedule may be amended from time to time in accordance with the terms hereof, including those related services that may be necessary for the performance of such services, and any other service that the Provider agrees in writing to provide.

         1.2 Rules of Construction. For purposes of this Agreement, (i) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation," and (ii) the words "herein", "hereof", "hereby", "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to Articles, Sections and Exhibits mean the Articles and Sections of, and the Exhibits attached to, this Agreement;
(ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement.

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Accounting terms used herein shall have the meanings consistently applied by the
Company in its application of statutory accounting principles, based upon the Company's internal financial policies and procedures in effect from time to time.

SECTION 2. TERM.

         This Agreement shall commence immediately on and as of the Effective Date and shall thereafter continue in full force and effect until terminated in accordance with Section 9 hereof.

SECTION 3. PERFORMANCE OF SERVICES.

         3.1 General. From time to time, beginning on the Effective Date, the Provider will provide to the Company the Services on an "as needed" basis (as reasonably determined by the Company).

         3.2 Standard of Care. The Provider will provide the Services hereunder using the same degree of care, skill and prudence customarily exercised by a reasonable person when engaged in similar activities on behalf of itself. The Company acknowledges and agrees that the Provider is not in the business of providing the Services.

         3.3 Subcontracting. The Provider may, in its discretion, subcontract any of its obligations in relation to the provision of any Service or portion thereof to any of its Affiliates or to any other Person, provided that such other Affiliate or Person shall be subject to the standard of care set forth in
Section 3.2, and any subcontract to any Person (other than an Affiliate) shall be subject to the approval of the Company, in its reasonable discretion

         3.4 Retention of Control by the Company. All Services provided by the Provider shall be subject to the ultimate authority, control, review and limitation of the Company and its Board of Directors. All Services shall be provided in compliance in all material respects with all applicable laws, regulations and rulings in all jurisdictions in which the Company transacts business. The Company shall at all times own it general accounts and records.

SECTION 4. INFORMATION AND DATA.

         4.1 Provision of Company Information; Confidentiality. (a) To enable the Provider to provide the Services, the Company shall provide information, furnish access to data and take such other action as is reasonably requested by the Provider. The Company shall be provided access to such information by the Provider upon request.

            (b) The Provider shall use commercially reasonable efforts to maintain the confidentiality of all information provided to, or obtained or used by (collectively, the "Information") the Provider in the performance of the Services. The Provider shall not disclose

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such Information without the prior written consent of the Company. Furthermore, the Provider shall be prohibited from selling Information.

            (c) Notwithstanding any other provision hereof, the Provider will be permitted to disclose any Information it receives from or on behalf of the Company or has access to if it such disclosure is: (i) necessary to carry out the Services; (ii) permitted or required under the Gramm-Leach-Bliley Act or any other applicable federal or state law or regulation or subpoena or (iii) related to the tax treatment and tax structure of the transactions contemplated under this Agreement, including all materials of any kind (including opinions or other tax analyses); provided that the authorization in the foregoing clause (iii) is not intended to permit disclosure of any other information including, without limitation, (w) any portion of any materials to the extent not related to the tax treatment or tax structure of the transactions contemplated under this Agreement, (x) the identities of participants or potential participants in the transactions contemplated under this Agreement, (y) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the transactions contemplated under this Agreement), or (z) any other term or detail not relevant to the tax treatment or the tax structure of the transactions contemplated under this Agreement..

            (d) To the extent that the Provider receives or has access to confidential information of the Company's policyholders or claimants, the Provider will implement and maintain reasonably appropriate measures designed to meet the following objectives: (i) to ensure the security and confidentiality of such information; (ii) to protect against any anticipated threats or hazards to the security or integrity of such information; and (iii) to protect against the unauthorized access or use of such information. These measures shall include, but not be limited to, the maintenance of appropriate safeguards to restrict the access to such information to those employees, agents, or service providers of the Provider who need that information to carry out the purposes for which the information was disclosed.

            (e) For information disclosed to the Provider in electronic form, the Provider agrees that it will maintain "firewalls" or similar barriers and password-protected access to the Information.

         4.2 Ownership of Data. All data, records, files and any other information created by the Provider solely for the use of the Company in the provision of any Service hereunder shall be deemed to belong to, and be owned by, the Company.

         4.3 Provider's Intellectual Property. The Company acknowledges that all right, title and interest in and to all Intellectual Property owned by the Provider and used in providing the Services hereunder shall at all times remain with and be owned by the Provider.

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SECTION 5. FEES AND CHARGES.

         The fee for the Services provided by the Provider to the Company pursuant to this Agreement shall be as follows: (i) with respect to each Service, the fees set forth across from such Service on Schedule A attached hereto, (ii) the gross amount of any present or future sales, use, excise, occupation, privilege, value-added, gross-receipts or other similar tax applicable to the fee, sale or furnishing of any Service, and (iii) all out-of-pocket expenses (e.g., courier, shipping, document reproduction, postage, long-distance telephone charges, travel and living expenses for traveling personnel, and charges for any non-routine supplies and equipment) actually incurred in connection with the performance of any Service hereunder.

SECTION 6. INVOICING AND PAYMENT.

         The Company shall pay all amounts payable hereunder within fifteen (15) days after its receipt of an invoice from the Provider setting forth in reasonable detail the amount due and payable hereunder. In addition to any other rights available to it at law or in equity, upon three (3) days Notice to the Company, the Provider may suspend the provision of any Services for which an invoice has not been satisfied within the time period prescribed herein until such invoice has been satisfied. Any payment owing to the Provider pursuant to this Agreement and not remitted within the time specified will be subject to interest calculated monthly at an annual rate of interest equal to the prime rate published by the Wall Street Journal plus two percent from the date such amount should have been paid through the date paid.

SECTION 7. INDEPENDENCE; DECISIONS AND JUDGMENT.


         7.1 Nature of Relationship. All employees and representatives of the Provider and its Affiliates will be deemed for purposes of all compensation and employee benefits to be employees or representatives, as the case may be, of the Provider and its Affiliates and not employees or representatives of the Company. In performing Services, such employees and representatives will be under the direction, control and supervision of the Provider and its Affiliates and not of the Company, and the Provider will have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and representatives. Without limiting the generality of the foregoing, nothing herein shall be construed as creating the relationship of employer/employee, partners or joint venturers between the Provider and its Affiliates, on the one hand, and the Company and its Affiliates, on the other hand, and nothing herein shall be deemed to make either party an agent of the other. The Provider shall perform its obligations under this Agreement as an independent contractor.

         7.2 No Business Judgment; No Professional Services. In performing any Service hereunder, the Provider shall not be required to make, nor shall the Provider be responsible for, any management decision or any exercise of business judgment with respect to the business of

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the Company, including, but not limited to, decisions relating to investments, accounting practices or legal matters. Notwithstanding anything to the contrary in this Agreement, in no event shall Provider be required to provide any legal services, actuarial services or any other services for which any type of professional license or certificate is required.

SECTION 8. NONEXCLUSIVITY.

         Nothing in this Agreement shall prevent the Provider or its Affiliates from providing any Service to any other Person.

SECTION 9. TERMINATION.

         9.1 Termination of Entire Agreement. This Agreement shall terminate only as follows:

            (a) at any time, upon the mutual agreement of the parties hereto;

            (b) by either party, immediately, upon delivery of Notice to the other party in the event that the other party makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against, such party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization;

            (c) by either party, immediately, upon delivery of Notice to the other party if the other party is materially in default in the performance of any of its covenants or obligations contained in this Agreement and such default has not been remedied to the nondefaulting party's reasonable satisfaction within thirty (30) days after Notice to the defaulting party of such default, or if such default is not capable of cure within thirty (30) days, if the defaulting party has not promptly commenced to cure the default within such thirty (30) day period and is not proceeding diligently to cure the default;

            (d) as to any particular Service, at the expiration of the period of time set forth opposite such Service on Schedule A attached hereto unless at least thirty (30) days prior to the expiration of such period the Company provides a written notice to the Provider stating its intention to renew such Service, in which case the period of time set forth opposite such Service shall be renewed and the Provider shall continue to provide such Service to the Company for such successive period; and

            (e) immediately in the event that the provision of each Service being provided hereunder has terminated or expired.

         9.2 Termination as to Particular Services or Parts of Services.

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            (a) The parties shall have the right, by mutual agreement, to terminate this Agreement as to any particular Service.

            (b) At any time following the second anniversary of the date of this Agreement, the Company shall have the right to terminate this Agreement as to any particular Service by providing sixty (60) days written notice of such termination to the Provider.

            (c) Once a termination is effective as to any particular Service, the Provider shall no longer be required to provide such Service to the Company, unless the Provider agrees, in writing, to provide such Service.

         9.3 Procedures on Termination. On any termination of this Agreement in whole or in part, each party will cooperate with the other party as reasonably necessary to avoid disruption of the ordinary course of the other party's business. Termination shall not affect the Provider's rights to payment for Services provided.

         9.4 Effects of Termination. Upon termination of this entire Agreement becoming effective: (a) the Provider shall not be obligated to provide any further Services pursuant to this Agreement; and (b) the Company shall immediately pay to the Provider all amounts owing under this Agreement on the date of termination.

SECTION 10. DISCLAIMERS OF WARRANTIES AND DAMAGES.

         10.1 DISCLAIMER OF WARRANTIES. THE PROVIDER MAKES NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, THAT THE SERVICES PROVIDED HEREUNDER ARE OR WILL BE ADEQUATE OR SUFFICIENT (AS TO QUANTITY, QUALITY OR TYPE) TO MEET THE NEEDS (INCLUDING ANY SPECIFICALLY IDENTIFIED NEEDS) OR OBJECTIVES OF THE COMPANY, ITS AFFILIATES OR ANY OTHER PERSON WITH RESPECT TO THE CONDUCT OF THE BUSINESS OF THE COMPANY, ITS AFFILIATES OR SUCH PERSON. EXCEPT AS SET FORTH IN THIS AGREEMENT, THE SERVICES ARE PROVIDED ON AN "AS-IS" BASIS.

         10.2 DISCLAIMER OF DAMAGES. IN NO EVENT, WHETHER BASED ON CONTRACT, INDEMNITY, WARRANTY, TORT (INCLUDING WILLFUL AND WANTON MISCONDUCT, RECKLESSNESS OR NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, SHALL EITHER PARTY, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, MEMBERS, PARTNERS, STOCKHOLDERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS, BE LIABLE FOR ANY LOST PROFITS OR ANY SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED THAT, NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE COMPANY SHALL INDEMNIFY


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THE PROVIDER AND ITS AFFILIATES FOR ANY CONSEQUENTIAL DAMAGES, LOST PROFITS OR
PUNITIVE DAMAGES ARISING OUT OF OR RELATING TO THE PROVISION OF THE SERVICES HEREUNDER BY THE PROVIDER AND ANY OF ITS AFFILIATES TO THE EXTENT RECOVERED AGAINST THE PROVIDER OR ANY OF ITS AFFILIATES BY A THIRD PARTY AND NOT RESULTING FROM THE PROVIDER'S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE FOREGOING DISCLAIMER SHALL APPLY IRRESPECTIVE OF WHETHER THE POSSIBILITY OF SUCH LOST PROFITS OR DAMAGES HAD BEEN DISCLOSED IN ADVANCE OR COULD HAVE REASONABLY BEEN FORESEEN. THE FOREGOING REPRESENTS AN EXPRESS ALLOCATION OF RISK BETWEEN THE PARTIES.

SECTION 11. INDEMNIFICATION.

         11.1 Indemnification by the Company. Subject to Section 10.2 hereof, the Company hereby agrees to indemnify and hold harmless the Provider and its Affiliates, and each of their respective officers, directors, managers, members, partners, stockholders, employees, agents and subcontractors, to the fullest extent lawful, from and against any and all Losses and Expenses, to the extent arising out of or relating to the provision of the Services hereunder by the Provider and any of its Affiliates; provided, however, that the Company shall have no obligation to indemnify and hold harmless the Provider or any of its Affiliates in respect of Losses or Expenses which arise out of the gross negligence or willful misconduct of the Provider.

         11.2 Indemnification by the Provider. Subject to Sections 10.1 and 10.2 hereof, the Provider hereby agrees to indemnify and hold harmless the Company, and its officers, directors, managers, members, partners, stockholders, employees, agents and subcontractors, to the fullest extent lawful, from and against Losses and Expenses incurred by the Company to the extent arising out of or relating to the Provider's gross negligence or willful misconduct in the provision of the Services hereunder; provided, however, that the Provider shall have no obligation to indemnify and hold harmless the Company in respect of Losses or Expenses to the extent arising out of the gross negligence or willful misconduct of the Company.

SECTION 12. GENERAL PROVISIONS.

         12.1 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail or by facsimile or private courier addressed as follows:

                  If to the Company, to:

                           Kemper Employers Insurance Company
                           c/o SeaBright Insurance Holdings, Inc.
                           2101 4th Avenue, Suite 1600
                           Seattle, Washington  98121
                           Attn: President
                           Facsimile: 206-448-4442

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                  with a copy to:

                           Kirkland & Ellis LLP
                           200 East Randolph Drive
                           Chicago, Illinois 60601
                           Attention: Ted H. Zook, P.C.
                                      Stephen D. Oetgen
                           Facsimile: (415) 439-1314

                  If to the Provider, to:

                           Eagle Pacific Insurance Company
                           2101 Fourth Avenue, Suite 1700
                           Seattle, Washington 98121
                           Attention: President
                           Facsimile: (206) 448-6304

                  With concurrent copies to:

                           Lumbermens Mutual Casualty Company
                           1 Kemper Drive
                           Long Grove, IL  60049
                           Attention: General Counsel
                           Facsimile: (847) 320-4202

                           and

                           Sidley Austin Brown & Wood LLP
                           10 South Dearborn Street
                           Chicago, IL 60603
                           Attention: Robert L. Verigan
                           Facsimile: (312) 853-7036

or to such other address or facsimile number as such party may indicate by a notice delivered to the other parties hereto.

         12.2 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and shall be enforceable by the parties hereto, but shall not be assignable by any party hereto; provided that the Provider shall be entitled to assign the Agreements to any of its Affiliates or a purchaser of all or substantially all of its assets, and the Company hereby approves


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and consents to such assignment; provided further that no assignment shall relieve the assigning party of its obligations hereunder.

         12.3 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be amended or modified except by an instrument in writing signed by the parties to be bound thereby. Waiver of any term or condition of this Agreement shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

         12.4 Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         12.5 No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon any person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         12.6 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois. The parties hereto hereby irrevocably submit in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby to the jurisdiction of any state or federal court in the State of Illinois and waive any and all objections to jurisdiction that they may have under the laws of the State of Illinois or the United States.

         12.7 Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         12.8 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of




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such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

         12.9 Force Majeure. In the event that either party to this Agreement is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or damage reasonably beyond its control, or other cause reasonably beyond its control, such party shall not be liable for damages to the other party to the extent that any unforeseeable damages result from such failure to perform or otherwise from such causes. Performance under this Agreement shall resume when the affected party is able to perform substantially that party's duties. In no event shall the provisions of this
Section 12.9 apply to any monetary obligations under this Agreement.


              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGE FOLLOWS.]





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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their authorized representatives as of the Effective Date.



                         KEMPER EMPLOYERS INSURANCE COMPANY


                         By: /s/ William A. Hickey
                             --------------------------------------------------
                          Name: William A. Hickey
                          Title: Treasurer

                         LUMBERMENS MUTUAL CASUALTY COMPANY


                         By: /s/ John K. Conway
                             --------------------------------------------------
                          Name: John K. Conway
                          Title: Secretary





              *SIGNATURE PAGE TO ADMINISTRATIVE SERVICES AGREEMENT*